                               SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of
         the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/

    Filed by a party other than the Registrant / /

    Check the appropriate box:

    /X/  Preliminary Proxy Statement

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    / /  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              NEW IMAGE INDUSTRIES, INC.
--------------------------------------------------------------------------------
                   (Name of Registrant a Specified In Its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
    (5)  Total fee paid:

         ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         ----------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
    (3)  Filing Party:

         ----------------------------------------------------------------------
    (4)  Date Filed:

         ----------------------------------------------------------------------

                              NEW IMAGE INDUSTRIES, INC.
                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JANUARY 10, 1997

TO THE STOCKHOLDERS:

    Notice is hereby given that the 1996 Annual Meeting of Stockholders of New Image Industries, Inc. (the "Company") will be held in the Baton Rouge Room of the Olympic Resort Hotel located at 6111 El Camino Real, Carlsbad, California, on January 10, 1997, at 9:30 a.m., local time, for the following purposes:

    1. To elect two Class III directors each to hold office for three years and until their respective successors are elected;

    2. to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock reserved for issuance thereunder from 10,000,000 to 20,000,000; and

    3. to transact such other business as may properly come before the meeting and any adjournment(s) thereof.

    Only holders of record of the Common Stock of the Company at the close of business on November 25, 1996, are entitled to notice of and to vote at the Annual Meeting and adjournment(s) thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.

                        Dewey F. Edmunds
                        Chief Executive Officer

Carlsbad, California
December 4, 1996

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              NEW IMAGE INDUSTRIES, INC.

                              --------------------------

                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JANUARY 10, 1997

                    INFORMATION CONCERNING SOLICITATION AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Image Industries, Inc., a Delaware corporation, (the "Company") for use at the 1996 Annual Meeting of Stockholders to be held in the Baton Rouge Room at the Olympic Resort Hotel located at 6111 El Camino Real, Carlsbad, California 92009, at 9:30 a.m., local time, on January 10, 1997 and any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

    All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted as indicated on the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

    The close of business on November 25, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, ++ shares of the Company's Common Stock, par value $.001 per share, were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the meeting. At the record date, the Company had approximately ++ stockholders of record. The Company is informed and believes that there are approximately ++ beneficial holders of the Company's Common Stock. A stockholder is entitled to cast one vote for each share of Common Stock held on the record date (each a "Share") on all matters to be considered at the Annual Meeting. Abstentions and Shares held by brokers that are prohibited from exercising discretionary authority will be counted as present for the purposes of determining if a quorum is present but will not be counted as voting.

    The Company's principal executive offices are located at 2283 Cosmos Court, Carlsbad, California 92009, and its telephone number is (619) 930-9900. This Proxy Statement and the accompanying Proxy were mailed to all stockholders entitled to vote at the Annual Meeting on or about December 4, 1996.

                              PROPOSALS OF STOCKHOLDERS

    A proper proposal submitted by a stockholder for presentation at the Company's 1997 Annual Meeting and received at the Company's executive offices no later than August 6, 1997, will be included in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth, as of October 28, 1996 (except as noted), certain information relating to the ownership of the Company's Common Stock by
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Corporation Table in the Executive Compensation and Other Matters section below, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise provided, the address of each person is c/o New Image Industries, Inc., 2283 Cosmos Court, Carlsbad, California 92009.



                                           NUMBER OF           PERCENT OF
           NAME                              SHARES            CLASS OWNED
           ----                            ---------           -----------

Dewey F. Edmunds                           67,500(2)              1.2
David Cooper                               20,000(3)              *
Doug Golay                                 30,000(4)              *
Robert S. Colman                          275,666(5)              4.9
Richard P. Greenthal                        6,499(6)              *
Harold J. Meyers                           39,166(7)              *
Ralph M. Richart, M.D.                      6,499(8)              *
Kenneth B. Sawyer                         123,599(9)              2.2
Mark Stevens                               24,387(10)             *
Kennedy Capital Management, Inc.          324,400(11)             5.9
   425 N. New Ballas Road
   Suite 181
   St. Louis, MO 63141-6821
Weghsteen & Co.                           383,950(12)             7.0
   Oude Burg, 6
   8000 Brugge
   Belgium
Stevens Trust                             453,623(13)             8.2
   3055 Triad Drive
   Livermore, CA 94550-9559
All executive officers and directors      612,660(14)            10.3
  as a group (12 persons)

---------------

*    Less than 1%.
(1) Applicable percentage of ownership is based on 5,479,908 shares of Common Stock outstanding as of October 28, 1996, together with unissued shares deemed beneficially owned by the named person under applicable rules of the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after October 28, 1996, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)  Includes 60,000 shares of Common Stock underlying options.

(3)  Common Stock underlying options.

(4)  Common Stock underlying options.

(5) Includes 166,666 shares of Common Stock underlying options and warrants. Also includes 4,000 shares owned by a trust as to which Mr. Colman disclaims any beneficial interest.

(6)  Common Stock underlying options.

(7)  Common Stock underlying options.

(8)  Common Stock underlying options.

(9)  Includes 118,999 shares of Common Stock underlying options and warrants.

(10) Includes 17,187 shares of Common Stock underlying options. Also includes 7,200 shares owned by Mr. Stevens' wife of which he disclaims beneficial ownership.

(11) Based upon a Nasdaq Stock Market report on institutional investors, dated June 30, 1996, which is the best information available to the Company.

(12) Based upon voting at the Company's 1995 Annual Meeting, which is the best information available to the Company.


(13) Includes 41,524 shares of Common Stock underlying warrants.

(14) Includes 481,360 shares of Common Stock underlying options and warrants.

                                     PROPOSAL ONE

                           ELECTION OF CLASS III DIRECTORS

     In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors is divided into three classes. At each annual meeting of the stockholders of the Company, directors constituting one class are elected for three-year terms. The By-Laws of the Company provide that the Board of Directors shall consist of not less than five and not more than nine members as determined from time to time by the Board of Directors. At the time of the annual meeting, the Board of Directors will consist of three Class I Directors, with terms expiring at the 1997 Annual Meeting; two Class II Directors, with terms expiring at the 1998 Annual Meeting, and two Class III Directors, with terms expiring at the 1996 Annual Meeting. At the 1996 Annual Meeting, two Class III Directors will be elected for terms expiring at the 1998 Annual Meeting. If the number of directors is changed, any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Directors may be removed only with cause by the vote of a majority of the stockholders then entitled to vote.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If either nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any postponement or adjournment thereof, the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy. The Company has no reason to believe that either nominee will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW

     The Board of Directors proposes the election of the following nominees as Class III Directors:

                         Richard Greenthal

                         Ralph M. Richart, M.D.


     If elected, each nominee is expected to serve until the 1998 Annual Meeting. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the election of the Class III Directors, is required for the election of each of the above named nominees.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS.

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of October 31, 1996:

                                                                        YEAR
                                                                        TERM
     NAME                     AGE PRINCIPAL OCCUPATION                  EXPIRES
     ----                     --- --------------------                  -------

NOMINEES:
Richard P. Greenthal          42 Vice President, Sentex Systems, Inc.     1996
Ralph M. Richart, M.D.        63 Professor, Columbia University           1996

CONTINUING DIRECTORS:
Robert S. Colman              55 Chairman of the Board of the Company;    1997
                                 Partner, Colman Partners LLC

Harold J. Meyers              63 Chairman, H. J. Meyers & Co., Inc.       1997



Mark W. Stevens               40 Sr. VP Business Development and          1997
                                 International Sales of the Company

Dewey F. Edmunds              53 Chief Executive Officer and President    1998
                                 of the Company

Kenneth B. Sawyer             31 Partner, Volpe Welty & Company           1998

OTHER EXECUTIVE OFFICERS:
David M. Cooper               62 VP & Chief Technical Officer

Paul Devereaux                34 Vice President, Marketing
Debra L. Jackson              39 Vice President, Operations &
                                 Technical Svcs.
Mike Lytle                    34 Vice President, Sales
Hal Orr                       48 Chief Financial Officer


     The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There is no family relationship between any director and any executive officer of the Company.

     MR. EDMUNDS joined the company in May of 1995 as the President and Chief Executive Officer. He was appointed to the board at the same time as a Class II Director. In 1987, Mr. Edmunds was one of three founding employees of Secomerica, Inc., a U.S. holding company for a $2 billion Japanese conglomerate. During his employ from 1987 to 1995, Mr. Edmunds acted as Vice President, Corporate Development and Chief Financial Officer of Secomerica, Inc. as well as President and Chief Operating Officer of LifeFleet, Inc., a subsidiary. Mr. Edmunds received an MBA in International Finance from the University of Southern California and a BA in History/Economics from the University of California, Los Angeles.

     MR. MEYERS was first elected to the Board of Directors of the Company following completion of the Company's initial public offering in August 1989. Mr. Meyers was then elected to the Board as a Class I Director at the Company's 1990 Annual Meeting and was reelected for a three-year term expiring in 1994 at the Company's 1991 Annual Meeting. Mr. Meyers has been the Chairman of the Board and President of H.J. Meyers & Co., Inc. and a principal shareholder of the parent corporation of H.J. Meyers & Co., Inc. since 1982. Mr. Meyers served as President and Chief Executive Officer of McDonald, Kreiger & Bowyer, an investment banking firm and the predecessor of H.J. Meyers & Co., Inc. from 1978 to 1982. From 1974 to 1978, Mr. Meyers served as West Coast Senior Partner of Loeb Rhoades. Mr. Meyers is also a member of the Board of Directors of Dycam Corp.

     MR. COLMAN was appointed to the Board of Directors in February 1994 as a Class I member to fill a vacancy. His term expires in 1997. He is a partner of Colman Furlong & Co., a merchant banking firm, which he co-founded in 1991 and Colman Partners, LLC. Mr. Colman serves on the Board of Directors of HealthCare COMPARE Corp., a health care cost management firm, Cleveland Cliffs, Inc., a producer and processor of iron ore and Van Wagoner Funds, Inc., an investment management company.

     DR. RICHART has served as a Director of the Company since July 1995. He is currently a Professor of Pathology at Columbia University College of Physicians and Surgeons, where he has taught since 1969. Dr. Richart has also been an attending Pathologist at The Presbyterian Hospital since 1969. Dr. Richart is the founder and owner of Kyto Diagnostics, L.P., a clinical pathology lab in New York. Dr. Richart received an MD from the University of Rochester, School of Medicine and Dentistry and a BA from Johns Hopkins University. Dr. Richart also serves on the board of Neopath, Inc., a medical diagnostic instrument company, and BEI Medical Systems, Inc.

     MR. GREENTHAL has served as a Director of the Company since July 1995. Mr. Greenthal is the co-owner and Vice President of Sentex Systems, Inc., a manufacturer of access control systems. Mr. Greenthal co-founded the company in 1983. From 1977 to 1983 Mr. Greenthal was Senior Engagement Manager for McKinsey & Co., Inc., a management consulting firm. Mr. Greenthal received an MBA from Harvard Business School and a BA in Economics from Cornell University.

     MR. SAWYER was appointed to the Board of Directors in July 1995 as a Class II member. He was reelected at the last stockholders meeting in January 1996 and his term expires in 1998. He is a general partner of Volpe, Welty & Company, an investment banking firm. Mr. Sawyer worked previously for Colman Furlong, a merchant banking firm. Mr. Sawyer has a BS in engineering and a MBA from Stanford University.

     MR. STEVENS joined the Company as Sr. Vice President, Business Development & International Sales as well as member of the Board of Directors in May 1996. He was President and Chief Operating Officer of Insight Imaging since 1992. Earlier, Mr. Stevens was co-founder and president of Vesteq Financial corp., a national financial services firm. In his seven years at Vesteq, it grew to 800 employees with offices in eight major cities across the country.

     MR. DEVEREAUX joined the Company as Vice President, Marketing in July 1996 where he oversees planning and managing product marketing through trade shows, trade advertisement and direct mailings. Previously, as the National Sales Manager of Insight Imaging, he teamed with Mr. Lytle to expand and develop the current direct sales force. Mr. Devereaux was also a sales representative for SCIMED, Boston Scientific and Product Manager for McGaw, Inc. Earlier, he was a Captain in the U.S. Army having graduated from West Point with a BS degree in Engineering.

     MS. JACKSON has assumed the role of Vice President, Operations and Technical Services. Previously, as the Quality Assurance and Regulatory Affairs Manager, she implemented a Quality System foundation to support ISO 9000 certification. Ms. Jackson was also a Vice President of Quality Assurance and Regulatory Affairs for Arkive Information Systems, Inc. and Diatek, Inc. Earlier, she was a General Manager for a medical device manufacturer in Ireland which was a business turnaround from a medical device recall into the producer of 60% of the U.S. production in one year. She received her BA in Business Administration from National University.

     MR. LYTLE joined the Company as Vice President, Sales in July 1996, having previously held the same position at Insight Imaging where he was instrumental in expanding the direct sales force and increasing sales by over 50% in less than two years. From 1992 to 1995, Mr. Mr. Lytle was a Sales Manager for the SCIMED division at Boston Scientific. Previously, he was a U.S. Army Captain (pilot) with a BA degree from the University of Hawaii.

     MR. ORR joined the Company in October 1995 as its Chief Financial Officer. Prior thereto, and since 1994, he was Chief Financial Officer and Vice President, Operations of LH Research, Inc. a designer, manufacturer and distributor of AC/DC power supplies. Prior thereto, and since 1992, Mr. Orr was Chief Financial Officer of Receptors, Inc., a manufacturer of video ID and card access security systems. Prior thereto, and since 1988, Mr. Orr was Chief Financial Officer and Executive Vice President of Vanguard Electronics Co., Inc., an international electronic components manufacturing and distribution company. He received his BS from UC Berkeley and his JD from Pepperdine University.

     MR. COOPER joined the Company in May of 1995 as Vice President, Advanced Development. Mr. Cooper has an extensive background in broadcast and medical camera design and marketing. As Executive Vice President and President of Fuji Optical Systems, Inc., Mr. Cooper was responsible for the development of the highest resolution video endoscope and was the inventor of the intra-oral video camera. Mr. Cooper received an HNC in electrical engineering from Harlow College, England, and a MS in Engineering Science from Pennsylvania State University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of ten meetings during the fiscal year ended June 30, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended June 30, 1996, each director attended at least 75% of the meetings of the Board of Directors held while he or she was a director and of the Committees of the Board of Directors on which he or she served.

     The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent auditors, reviewing and approving the services performed by the independent auditors and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of options under the Company's various stock incentive plans. See "Report of Compensation Committee" attached hereto as Exhibit "A." Currently, the members of the Audit Committee are Mr. Meyers and Mr. Greenthal and the members of the Compensation Committee are Mr. Greenthal and Dr. Richart.

COMPENSATION OF DIRECTORS

     Directors do not receive cash compensation for their services. The 1995 Director's Option Plan provides that each director newly appointed, who is not engaged by the Company as either an employee or as a consultant, shall receive options to purchase 7,000 shares of Common Stock of the Company when he or she initially joins the Board and options to purchase 12,500 options on the date of each subsequent Annual Stockholders Meeting during his or her term as Director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board. Mr. Greenthal and Mr. Richart served as the Compensation Committee during the last fiscal year. Neither of the members of the Compensation Committee is, nor has been, an officer or employee of the Company.

     The Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the year ended June 30, 1996, is attached to this Proxy Statement as Exhibit "A."

                                   PROPOSAL TWO

    PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
                         AUTHORIZED SHARES OF COMMON STOCK

GENERAL

     The Company's Certificate of Incorporation (the "Certificate"), provides that the Company is authorized to issue 11,000,000 shares of capital stock:
10,000,000 shares designated as Common Stock, $.001 par value per share, and 1,000,000 shares designated as Preferred Stock, $.001 par value per share. On November 6, 1996, the Board ("Board") authorized an amendment to the Certificate (the "Amendment"), subject to stockholder approval, to increase the authorized number of shares of Common Stock by 10,000,000 shares to a total of 20,000,000. Under the Amendment, Article IV(a) of the Certificate would read as follows:

          "a. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-One Million (21,000,000) shares, consisting of Twenty Million (20,000,000) shares of Common Stock, having a par value of $.001 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.001 per share."

Stockholder approval is required for this Amendment to become effective.

     Authorized but unissued shares of Common Stock, including the 10,000,000 additional shares of Common Stock which would be created by this Amendment, are available for issuance from time to time for such purposes and for such consideration as the Board may determine to be appropriate. Such additional issuances may be made without further action by the stockholders, except as stockholder action may be required by applicable law or NASDAQ or other stock market rules. The Board does not plan to seek stockholder action with regard to additional issuances except as may be required by applicable law or rules.

PURPOSE AND EFFECT OF THE AMENDMENT

     The Board believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense and delay of a special meeting of stockholders. The Board believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board in the future. Some of the purposes for which such Common Stock might be used would be to: raise additional capital; acquire another corporation or its business or assets; establish a strategic relationship with a corporate partner; provide a stock dividend or stock split; or issue shares under future management incentive or employee benefit plans.

     The most significant consideration in the Board's proposing this increase in authorized shares is that management and the Board wish to raise additional capital by selling securities and the number of authorized shares which are available for capital raising without the Amendment is not sufficient under current market conditions to raise a significant amount of capital by selling securities and have any securities remaining should a significant opportunity arise. Although the Company has no commitment with respect to the issuance of shares of Common Stock which will be authorized by the Amendment, the Board does not intend to approve the issuance of any such stock except upon terms it deems to be in the best interests of the Company.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing stockholders. Holders of the Company's Common Stock have no statutory preemptive rights with respect to future issuances of Common Stock.

     Of the 10,000,000 currently authorized shares of Common Stock, ++ shares were issued and outstanding as of November 25, 1996, and an aggregate of ++ shares of Common Stock were reserved for future issuance as follows: ++ shares were reserved for issuance upon exercise of outstanding options under the Company's stock option and stock incentive plans and ++ shares were reserved for future grants under such plans; ++ shares were reserved for issuance upon exercise of outstanding warrants, other than warrants assumed in connection with the acquisition of Insight Imaging Systems, Inc. ("Insight"); ++ were reserved for issuance upon exercise of outstanding options assumed in connection with the acquisition of Insight; and ++ shares were reserved for issuance upon exercise of warrants assumed in connection with the acquisition of Insight.

POTENTIAL ANTI-TAKEOVER EFFECT

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-of-control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change-of-control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Because the terms of the shares of Preferred Stock which are authorized and unissued can be fixed by the Board without additional shareholder action, the Preferred Stock coupled with the additional shares authorized by the Amendment could be used to deter unfriendly take-over attempts without further shareholder action.

REQUIRED VOTE

     The adoption of the Amendment requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. The effect of an abstention is the same as that of a vote against the proposal. If the Amendment is not adopted, the Company's authorized capital stock will not change.

THE COMPANY'S BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION FOR THE PURPOSE OF INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                       EXECUTIVE COMPENSATION AND OTHER MATTERS

                              SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION

                                                                                                   LONG TERM
                                                                                                  COMPENSATION

   NAME AND                                                            OTHER         RESTRICTED     STOCK
    PRINCIPAL                                                          ANNUAL          STOCK        OPTION
   POSITION             YEAR      SALARY($)        BONUS($)         COMPENSATION($)  AWARDS($)    AWARDS (1)
    ---------           ----      ---------        --------        ----------------  ----------   -----------
Dewey F. Edmunds       1996       $180,000              --            $66,262(2)          --             --
Chief Executive        1995         16,500              --                 --             --             --
Officer &              1994           --                --                 --             --             --
President

Mark Stevens (3)       1996       $127,500         $14,375                 --             --         40,000(4)
Sr. VP Business        1995        114,000          14,000                 --             --             --
Dev. & Int'l.          1994         81,850           8,512                 --             --             --
Sales

Doug Golay (5)         1996       $109,917              --             84,167(6)          --         15,000
Former Officer         1995        175,000              --             26,922(7)          --         50,000(8)
                       1994        156,000

David M. Cooper        1996        135,000              --             98,565(9)          --             --
VP & Chief             1995         15,057              --                 --             --         20,000
Technical              1994             --              --                 --             --             --
Officer

---------------

(1) All numbers reflect the number of shares of Common Stock subject to optionsgranted during the fiscal year.

(2) Consists of relocation reimbursement.

(3) Mr. Stevens joined the Company in May 1996. He had been President of Insight Imaging Systems, Inc. since 1992. Compensation paid to Mr. Stevens by Insight Imaging Systems, Inc. and the Company is included in his totals.

(4) Does not include fully vested options to purchase 17,187 shares of Common Stock at $3.61 per share which were assumed in connection with the acquisition of Insight Imaging Systems, Inc.

(5) Mr. Golay is the former Vice President, Software Development of the
    Company.

(6) Consists of $53,424 related to relocation reimbursement, $17,500 related to a stock option exercise and $13,243 related to consulting fees.

(7) Consists of $18,172 in accrued vacation pay and $8,750 in car allowance.

(8) Consists of options, originally granted in December 1993, which were repriced in December 1994 and extended to January 31, 1997.

(9) Consists of relocation reimbursement.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 1996, to the executive officers named in the Summary Compensation Table ("Named Executive Officers").

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              PERCENT OF
                                                TOTAL
                                NUMBER OF      OPTIONS                                       POTENTIAL REALIZABLE
                               SECURITIES     GRANTED TO                                        VALUE OF ASSUMED
                               UNDERLYING     EMPLOYEES     EXERCISE OR                      ANNUAL RATES OF STOCK
                                OPTIONS       IN FISCAL      BASE PRICE     EXPIRATION         APPRECIATION FOR
     NAME                       GRANTED        YEAR(1)      ($/SH) (2)        DATE               OPTION TERM (3)
     ----                       -------       ---------     -----------     ----------       ---------------------
                                    --           --            --              --              @ 5%          @ 10%

Dewey F. Edmunds                    --           --            --              --               --
David Cooper                        --           --            --              --               --
Mark Stevens                    40,000 (4)        8.3%          3.625        5/16/01        $40,061        $88,524
Doug Golay                      15,000 (5)        3.1%           2.25        4/30/96            --             --

-------------


(1) Options covering an aggregate of 476,256 shares were granted to eligible optionees during the fiscal year ended June 30, 1996. This includes 102,756 shares covered by employee options which were assumed in connection with the acquisition of Insight Imaging Systems, Inc.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(3) The potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the Company's Common Stock.

(4) These options vest as follows: 10,000 on May 31, 1997; 13,000 on May 31, 1998; and 17,000 on May 31, 1999. Does not include fully vested options to purchase 17,187 shares of Common Stock at $3.61 per share which were assumed in connection with the acquisition of Insight Imaging Systems, Inc.

(5)  These options expired 90 days after Mr. Golay's termination as an employee.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1996, and the value of options held at fiscal year end.

                      AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES(1)

                                                 NUMBER OF
                                                 SECURITIES          VALUE OF
                                                 UNDERLYING      UNEXERCISED IN-
                                               UNEXERCISABLE         THE-MONEY
                                                 OPTIONS AT         OPTIONS AT
                                              FISCAL YEAR-END    FISCAL YEAR-END
                SHARES ACQUIRED    VALUE       EXERCISABLE/        EXERCISABLE/
   NAME           ON EXERCISE   REALIZED($)    UNEXERCISABLE       UNEXERCISABLE
   ----           -----------   -----------    -------------       -------------

Doug Golay         20,000        $90,000        30,000/0             $0/0

Mark Stevens           --             --        17,187/40,000         0/0

Dewey Edmunds          --             --        60,000/140,000        0/0

David Cooper           --             --        20,000/0              0/0

-------------

(1) Based upon the last reported sale price of the Common Stock on NASDAQ National Market System on June 30, 1996 of $3.00.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company determined that not all officers and directors had filed all reports required of them under Section 16(a) during the last fiscal year. As a result of a reporting compliance program, based upon its review of the copies of forms received by it and written representations from Executive Officers and Directors, the Company believes that, as of November 15, 1996, the following persons had the filing deficiencies noted. As of the date of this Proxy Statement, all filing deficiencies had been corrected.

                      TABLE OF SECTION 16(A) FILING DEFICIENCIES
                                                  Number of Trans-
     Executive Officer        Number of           actions Not Reported
     or Director              Late Reports        Timely
 --------------------------------------------------------------------
 Robert S. Colman                  3                      3
 --------------------------------------------------------------------
 David M. Cooper                   1                      1
 --------------------------------------------------------------------
 Paul Deveraux                     1                      1
 --------------------------------------------------------------------
 Richard P. Greenthal              2                      2
 --------------------------------------------------------------------
 Debra L. Jackson                  1                      1
 --------------------------------------------------------------------
 Mike Lytle                        1                      1
 --------------------------------------------------------------------
 Harold J. Meyer                   2                      2
 --------------------------------------------------------------------
 Harold R. Orr                     1                      1
 --------------------------------------------------------------------
 Ralph M. Richart                  2                      2
 --------------------------------------------------------------------
 Kenneth B. Sawyer                 3                      3
 --------------------------------------------------------------------

CERTAIN TRANSACTIONS WITH RELATED PARTIES

     In March 1995, Colman Furlong & Co. ("Colman Furlong") was engaged by the Company to effect a management restructuring. In exchange for services rendered, the Company has issued warrants to purchase a total of 350,000 shares of common stock, 275,000 in March 1995 at an exercise price of $3.875 per share and 75,000 in March 1996 at an exercise price of $2.12 per share, (in each case the exercise price was at fair market value on the date of grant). The warrants were allocated 137,500 shares to Robert S. Colman, Chairman of the Company's Board of Directors, 112,500 shares to Kenneth B. Sawyer, a member of the Company's Board of Directors and Corporate Secretary, and 100,000 shares to Joseph F. Furlong. Additionally, the Company incurred fees from Colman Furlong totaling $184,000 and $36,000 in 1996 and 1995, respectively, for consulting services. In addition, the Company incurred $150,000 of acquisition expenses relating to services provided by Colman Furlong in conjunction with the Insight acquisition during fiscal year 1996. Included in accrued liabilities in the Company's balance sheet at June 30, 1996, is $197,000 related to services provided by Colman Furlong. Effective June 30, 1996, the Colman Furlong engagement expired.

     At its meeting of November 6, 1996, the Board of Directors issued warrants to purchase ++ shares of Common Stock at $1.++ per share to Directors and the Directors receiving such warrants surrendered options covering a like amount of shares which had been misgranted or mispriced under the Company's 1993 and 1995 Director Incentive Plans. [At the same meeting, the Compensation Committee recommended and the Board approved a repricing of all options outstanding for certain key employees, including Executive Officers, and granted an additional [192,000] options to key employees, including certain Executive Officers.]

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NASDAQ Stock Market Index (US Companies) and the Index for NASDAQ Surgical, Medical and Dental Instruments and Supplies for the period commencing July 1, 1991 and ending on June 30, 1996. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     Comparison of Five Year-Cumulative Total Returns

   06/28/91    06/30/92     06/30/93    06/30/94     06/30/95    06/28/96
   --------    --------     --------    --------     --------    --------

      100.0       289.5        842.1       421.1        163.2       126.3
      100.0       120.1        151.1       152.5        203.6       261.4
      100.0       105.6        100.0        88.5        128.3       158.4


                            INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, independent accountants, were selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ended June 30, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will respond to appropriate questions from stockholders.

                                    OTHER MATTERS

     The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                       EXPENSES

     The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, telephone, telegraph and personal contact by officers and other employees of the Company, who will not receive additional compensation for such services. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                            ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 and the Quarterly Report on Form 10-Q for the 1st quarter of Fiscal 1997 is being mailed to stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                        ON BEHALF OF THE BOARD OF DIRECTORS

                                        Dewey F. Edmunds
                                        Chief Executive Officer

DATED: December 4, 1996

                                                                      EXHIBIT A

                         REPORT OF THE COMPENSATION COMMITTEE
                              ON EXECUTIVE COMPENSATION

[TO BE SUBSTANTIALLY REDRAFTED TO REFLECT THE PHILOSOPHY WHICH LED TO THE REPRICINGS AND ADDITIONAL GRANTS AT THE NOVEMBER 6, 1996, BOARD MEETING.]

     The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

To the Board of Directors:

GENERAL

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers and determines their cash compensation levels, equity incentives, and related benefits, all subject to Board approval.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to attract and retain the talented executives believed to be necessary to maximize shareholder value. In so doing, the Committee attempts to provide levels of compensation that integrate cash compensation and incentive plans with the Company's strategic goals. The Committee believes this effectively serves to align the interests of executive management with the long-term interests of the stockholders, thereby motivating Company executives to achieve the strategic business goals of the Company.

     With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's overall performance, ability to meet strategic goals within the current economic climate and industry environment, expansion by acquisition or otherwise, profit retention and profitability, all of which the Compensation Committee believes combine to enhance stockholder value.

     The Committee believes that the components of executive compensation should include base salary, stock option grants and other benefits, and should be linked to individual and Company performance.

BASE SALARY

     Total executive compensation from salary and incentives is currently within a range believed to be competitive for similarly situated executives within other middle-market companies of similar size and stage of development. While the Committee considers cash bonuses to be an effective tool for compensating management, the Company's performance during fiscal 1995 did not, in the Committee's view, merit any cash bonuses.

     The Committee considers Company management proposals concerning salary adjustments for executive officers and then makes recommendations to the entire Board of Directors for its approval. The annual base salary of $180,000 for Mr. Edmunds, the Company's Chief Executive Officer, was established under the terms of an employment agreement entered into in May 1995 with the approval of the Board of Directors. Mr. Edmunds is an at will employee of the Company, and there is no term to his employment agreement.

     In determining base salaries for executives for 1995, the Committee considered the Company's earnings, growth in revenues, individual performance and achievement, areas of responsibilities, position, tenure and internal comparability.

STOCK OPTION GRANTS

     The Compensation Committee believes that stock options are an important element in executive compensation. The Compensation Committee believes that the total number of options outstanding does not result in undue dilution of shareholders' equity, as the level of equity incentives provided has enabled the Company to attract and retain executives who could earn comparably greater salaries at similarly situated companies.

     In 1993, the Board of Directors and the stockholders adopted a stock option plan pursuant to which the Company may grant stock options to directors, officers and employees of the Company. The purpose of this plan is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. The Board of Directors has proposed the adoption of a 1995 Stock Incentive Plan with identical purposes. Consistent with these objectives, the Committee has approved in fiscal 1995 the granting of options to executive officers under the 1993 Stock Option Plan as follows: Mr. Edmunds received options to purchase 200,000 shares (30,000 options to vest immediately upon grant and 30,000 options, 60,000 options, and 80,000 options to vest on the first, second and third anniversaries of the commencement of his employment, respectively; all options to vest immediately upon the occurrence of a "change in control").

     During fiscal 1995, the Committee repriced certain stock options held by one of the Company's current executive officers and by various former executive officers while they were still employed by the Company. The repricing resulted from the Committee's determination that the options no longer represented a meaningful incentive to these persons as a result of the then-current market price having fallen to a level substantially below the exercise price of the repriced options.

Compensation Committee:   Ralph M. Richart, M.D.        Richard P. Greenthal

                              NEW IMAGE INDUSTRIES, INC.
                       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a Stockholder of NEW IMAGE INDUSTRIES, INC., a Delaware corporation, (the "Company") hereby appoints the Board of Directors of the Company the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on January 10, 1997, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES, AND A VOTE FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS:

     If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

     Richard Greenthal        Ralph M. Richart, M.D.

   For / /     Withheld / /     For All Except / /


2. AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 10,000,000 TO 20,000,000.

   For  / /    Against  / /     Abstain  / /

Dated: ____________________________ , 1996


------------------------------------------
               Signature


------------------------------------------
               Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEW IMAGE INDUSTRIES, INC.